EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
February 23, 2021	fcooper@tollbrothers.com

Toll Brothers Reports FY 2021 1st Quarter Results

FORT WASHINGTON, PA, February 23, 2021 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its first quarter ended January 31, 2021.

FY 2021’s First Quarter Financial Highlights:
•Net income and earnings per share were $96.5 million and $0.76 per share diluted, compared to net income of $56.9 million and $0.41 per share diluted in FY 2020’s first quarter.
•Pre-tax income was $127.4 million, compared to $65.9 million in FY 2020’s first quarter.
•Home sales revenues were $1.41 billion, up 9% compared to FY 2020’s first quarter; delivered homes were 1,777, up 10%.
•Net signed contract value was $2.51 billion, up 68% compared to FY 2020’s first quarter; contracted homes were 2,874, up 59%.
•Backlog value was $7.47 billion at first quarter end, up 37% compared to FY 2020’s first quarter; homes in backlog were 8,888, up 38%.
•Home sales gross margin was 20.5%, compared to FY 2020’s first quarter home sales gross margin of 20.4%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 22.9%, compared to FY 2020’s first quarter adjusted home sales gross margin of 23.0%.
•SG&A, as a percentage of home sales revenues, was 14.9%, compared to 16.8% in FY 2020’s first quarter.
•Income from operations was $119.1 million.
•Other income, income from unconsolidated entities, and land sales and other gross profit was $49.2 million.
•The Company repurchased approximately 4.0 million shares of its common stock during the quarter at an average price of $44.54 per share for an aggregate purchase price of approximately $179.4 million, which reduced share count by approximately 3% compared to FYE 2020.
•In January 2021, the Company voluntarily repaid $150.0 million of the $800.0 million principal amount outstanding under its five-year senior unsecured bank term loan. The remaining principal amount outstanding under the term loan is scheduled to mature on November 1, 2025. No prepayment charges were incurred in connection with the repayment.
Second Quarter and Full Year Financial Guidance:
•Second quarter deliveries of approximately 2,175 homes with an average price of between $785,000 and $805,000. Delivery guidance for the second quarter reflects the slower COVID-19 impacted sales environment of mid-March through May 2020.
•FY 2021 deliveries of between 10,000 and 10,400 homes with an average price of between $790,000 and $810,000.
•Second quarter adjusted home sales gross margin of approximately 23.4%.
•FY 2021 adjusted home sales gross margin of approximately 24.3%.
•Second quarter SG&A, as a percentage of home sales revenues, of approximately 13.0%.
•FY 2021 SG&A, as a percentage of home sales revenues, of approximately 11.9%.
•Second quarter other income, income from unconsolidated entities, and land sales and other gross profit of approximately $7 million.
•FY 2021 other income, income from unconsolidated entities, and land sales and other gross profit of approximately $80 million.
•Second quarter tax rate of approximately 26.0%.

•FY 2021 tax rate of approximately 25.8%.
•Community count growth to approximately 320 at second quarter end.
•Community count growth to approximately 340 at fiscal year end.
•In February 2021, the Company delivered a notice of redemption to holders of all $250 million of its outstanding 5.625% senior notes due 2024. The notes will be redeemed on March 15, 2021. The Company expects to incur a pre-tax charge of approximately $33 million in the second quarter for the early extinguishment of debt.
•FY 2021 return on beginning equity increase of approximately 425 basis points.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “The housing market remains very strong, driven by a tight supply of new and existing homes for sale, favorable demographic trends, low mortgage rates, and a heightened appreciation for home ownership, especially among our customers.
“These market conditions, which we expect to continue for the foreseeable future, clearly play to our strengths. We have luxury communities in desirable locations in both high-growth and high barrier-to-entry markets where our tremendous brand, broad range of home price points and unique build-to-order model give us a competitive advantage. In addition, our extensive geographic footprint and deep land position will allow us to grow community count in FY 2021 and 2022, even as we sell out of existing communities faster than anticipated and deliver the most homes in our history in FY 2021.
“We produced strong first quarter results and raised our fiscal year guidance across nearly all key metrics. Our backlog provides good visibility through the first half of FY 2022, when we expect even stronger results. We remain acutely focused on driving our return on equity while growing our business, increasing gross margin and reducing SG&A. We have substantial liquidity and expect continued strong operating cash flow, which gives us the financial flexibility to further invest in growth, return capital to shareholders and reduce debt.”
Toll Brothers’ Financial Highlights for the FY 2021 first quarter ended January 31, 2021 (unaudited):
•FY 2021’s first quarter net income was $96.5 million, or $0.76 per share diluted, compared to FY 2020’s first quarter net income of $56.9 million, or $0.41 per share diluted.
•FY 2021’s first quarter pre-tax income was $127.4 million, compared to FY 2020’s first quarter pre-tax income of $65.9 million.
•FY 2021’s first quarter results included pre-tax inventory impairments totaling $1.3 million, compared to FY 2020’s first quarter pre-tax inventory impairments of $1.0 million.
•FY 2021’s first quarter home sales revenues were $1.41 billion and 1,777 units, compared to FY 2020’s first quarter totals of $1.30 billion and 1,611 units.
•FY 2021's first quarter net signed contracts were $2.51 billion and 2,874 units, compared to FY 2020’s first quarter net signed contracts of $1.49 billion and 1,806 units.
•FY 2021's first quarter net signed contracts, on a per-community basis, were 9.4 units, compared to first quarter net signed contracts on a per-community basis of 5.6 units in FY 2020, 4.4 units in FY 2019, 6.0 units in FY 2018 and 4.7 units in FY 2017.
•In FY 2021, first quarter-end backlog was $7.47 billion and 8,888 units, compared to FY 2020’s first quarter-end backlog of $5.45 billion and 6,461 units. The average price of homes in backlog was $840,900, compared to $843,500 at FY 2020’s first quarter end.
•FY 2021’s first quarter home sales gross margin was 20.5%, compared to FY 2020’s first quarter home sales gross margin of 20.4%.
•FY 2021’s first quarter adjusted home sales gross margin was 22.9%, compared to FY 2020’s first quarter adjusted home sales gross margin of 23.0%.
•FY 2021’s first quarter interest included in cost of sales was 2.4% of revenue, compared to 2.5% in FY 2020’s first quarter.
•FY 2021’s first quarter SG&A, as a percentage of home sales revenues, was 14.9%, compared to 16.8% in FY 2020’s first quarter.
•FY 2021's first quarter other income, income from unconsolidated entities, and land sales and other gross profit totaled $49.2 million, compared to FY 2020’s first quarter total of $20.2 million.
•FY 2021’s first quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 3.7%, compared to FY 2020’s first quarter cancellation rate of 9.4%.
•FY 2021's first quarter cancellation rate as a percentage of beginning-quarter backlog was 1.4%, compared to FY 2020’s first quarter cancellation rate as a percentage of beginning-quarter backlog of 3.0%.
Additional Financial Information:
•The Company ended its FY 2021 first quarter with approximately $950 million in cash and cash equivalents, compared to $1.37 billion at FYE 2020 and $520 million at FY 2020’s first-quarter end. At FY 2021 first quarter end, the Company also had $1.785 billion available under its $1.905 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2025.
•On January 8, 2021, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on January 22, 2021.
•The Company repurchased approximately 4.0 million shares of its common stock during the quarter at an average price of $44.54 per share for an aggregate purchase price of approximately $179.4 million, which reduced share count by approximately 3% compared to FYE 2020.
•Stockholders' Equity at FY 2021 first quarter end was $4.79 billion, compared to $4.88 billion at FYE 2020.
•FY 2021's first quarter end book value per share was $38.93 per share, compared to $38.53 at FYE 2020.
•The Company ended its FY 2021 first quarter with a debt-to-capital ratio of 43.8%, compared to 44.8% at FY 2020’s fourth quarter end and 46.4% at FY 2020's first quarter end. The Company ended FY 2021’s first quarter with a net debt-to-capital ratio(1) of 35.8%, compared to 33.3% at FY 2020’s fourth quarter end, and 42.3% at FY 2020's first quarter end.
•The Company ended FY 2021’s first quarter with approximately 67,700 lots owned and optioned, compared to 63,200 one quarter earlier, and 62,000 one year earlier. Approximately 36,400 of these lots were owned, of which approximately 17,400 lots, including those in backlog, were substantially improved.
•In the first quarter of FY 2021, the Company spent approximately $195.0 million on land to purchase approximately 2,095 lots.
•The Company ended FY 2021’s first quarter with 309 selling communities, compared to 317 at FY 2020’s fourth quarter end and 328 at FY 2020’s first quarter end.
•In February 2021, the Company delivered a notice of redemption to holders of all $250 million of its outstanding 5.625% senior notes due 2024. The notes will be redeemed on March 15, 2021. The Company expects to incur a pre-tax charge of approximately $33 million in the second quarter for the early extinguishment of debt.
•In January 2021, the Company voluntarily repaid $150.0 million of the $800.0 million principal amount outstanding under its five-year senior unsecured term loan. The remaining principal amount outstanding under the term loan is scheduled to mature on November 1, 2025. No prepayment charges were incurred in connection with the repayment.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (EST) Wednesday, February 24, 2021, to discuss these results and its outlook for the second quarter and FY 2021. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
In 2020, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies®, the sixth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).

FORWARD-LOOKING STATEMENTS
Information presented herein for the first quarter ended January 31, 2021 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy, the markets in which we operate or may operate, and on our business; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of Covid-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•raw material and labor prices and availability;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;

•transportation costs;
•federal and state tax policies;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2020 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 31, 2021	October 31, 2020
	(Unaudited)
ASSETS
Cash and cash equivalents	$949,696	$1,370,944
Inventory	7,923,635	7,658,906
Property, construction and office equipment, net	277,696	316,125
Receivables, prepaid expenses and other assets	907,775	956,294
Mortgage loans held for sale	125,475	231,797
Customer deposits held in escrow	80,889	77,291
Investments in unconsolidated entities	571,632	430,701
Income taxes receivable	27,195	23,675
	$10,863,993	$11,065,733

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$971,504	$1,147,955
Senior notes	2,652,162	2,661,718
Mortgage company loan facility	112,619	148,611
Customer deposits	523,584	459,406
Accounts payable	460,113	411,397
Accrued expenses	1,109,129	1,110,196
Income taxes payable	200,390	198,974
Total liabilities	6,029,501	6,138,257

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	708,668	717,272
Retained earnings	5,245,935	5,164,086
Treasury stock, at cost	(1,162,811)	(1,000,454)
Accumulated other comprehensive loss	(6,486)	(7,198)
Total stockholders' equity	4,786,835	4,875,235
Noncontrolling interest	47,657	52,241
Total equity	4,834,492	4,927,476
	$10,863,993	$11,065,733

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended January 31,
	2021		2020
	$	%	$	%
Revenues:
Home sales	$1,410,704		$1,297,337
Land sales and other	152,672		34,094
	1,563,376		1,331,431

Cost of revenues:
Home sales	1,121,793	79.5%	1,033,122	79.6%
Land sales and other	111,734	73.2%	32,282	94.7%
	1,233,527		1,065,404

Gross margin - home sales	288,911	20.5%	264,215	20.4%
Gross margin - land sales and other	40,938	26.8%	1,812	5.3%

Selling, general and administrative expenses	$210,739	14.9%	$218,531	16.8%
Income from operations	119,110		47,496

Other:
Income from unconsolidated entities	1,194		12,141
Other income - net	7,101		6,295
Income before income taxes	127,405		65,932
Income tax provision	30,906		9,056
Net income	$96,499		$56,876
Per share:
Basic earnings	$0.77		$0.41
Diluted earnings	$0.76		$0.41
Cash dividend declared	$0.11		$0.11
Weighted-average number of shares:
Basic	126,060		138,145
Diluted	127,562		139,889

Effective tax rate	24.3%		13.7%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended January 31,
	2021	2020
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$167	$1,031
Cost of home sales - operating communities	1,100	—
	$1,267	$1,031

Depreciation and amortization	$16,876	$14,667
Interest incurred	$41,268	$43,695
Interest expense:
Charged to home sales cost of sales	$33,325	$32,774
Charged to land sales and other cost of sales	1,838	567
	$35,163	$33,341

Home sites controlled:	January 31, 2021	January 31, 2020
Owned	36,430	37,136
Optioned	31,306	24,835
	67,736	61,971

Inventory at January 31, 2021 and October 31, 2020 consisted of the following (amounts in thousands):

	January 31, 2021	October 31, 2020
Land and land development costs	$2,132,556	$2,094,775
Construction in progress	5,130,381	4,848,647
Sample homes	358,052	398,053
Land deposits and costs of future development	302,646	317,431
	$7,923,635	$7,658,906

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended January 31,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	451	393	$312.6	$254.1	$693,200	$646,500
Mid-Atlantic	227	240	164.0	162.5	$722,400	$677,000
South	341	274	216.9	183.6	$636,000	$670,200
Mountain	525	401	378.0	263.1	$720,000	$656,100
Pacific	226	267	331.1	395.3	$1,465,300	$1,480,700
Traditional Home Building	1,770	1,575	1,402.6	1,258.6	$792,500	$799,100
City Living	7	36	7.8	39.8	$1,113,400	$1,106,500
Corporate and other			0.3	(1.1)
Total home sales	1,777	1,611	1,410.7	1,297.3	$793,900	$805,300
Land sales and other			152.7	34.1
Total consolidated			$1,563.4	$1,331.4

CONTRACTS
North	449	400	$356.8	$287.2	$794,600	$717,900
Mid-Atlantic	373	242	327.5	169.4	$878,000	$700,100
South	568	353	388.8	244.4	$684,500	$692,400
Mountain	978	490	751.8	357.5	$768,700	$729,500
Pacific	473	287	644.1	383.4	$1,361,800	$1,335,800
Traditional Home Building	2,841	1,772	2,469.0	1,441.9	$869,100	$813,700
City Living	33	34	39.0	47.4	$1,181,800	$1,394,900
Total consolidated	2,874	1,806	$2,508.0	$1,489.3	$872,600	$824,600

BACKLOG
North	1,904	1,749	$1,413.5	$1,213.1	$742,400	$693,600
Mid-Atlantic	1,136	786	934.0	542.5	$822,100	$690,200
South	1,715	1,127	1,210.4	818.4	$705,800	$726,100
Mountain	2,727	1,695	2,044.8	1,246.4	$749,800	$735,400
Pacific	1,291	994	1,700.7	1,472.6	$1,317,400	$1,481,500
Traditional Home Building	8,773	6,351	7,303.4	5,293.0	$832,500	$833,400
City Living	115	110	170.1	157.2	$1,478,900	$1,428,900
Total consolidated	8,888	6,461	$7,473.5	$5,450.2	$840,900	$843,500

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month periods ended January 31, 2021 and 2020, and for backlog at January 31, 2021 and 2020 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
Three months ended January 31,
Revenues	5	23	$11.2	$67.1	$2,235,100	$2,917,600
Contracts	5	8	$11.6	$23.8	$2,317,200	$2,971,400

Backlog at January 31,	4	11	$10.4	$33.0	$2,598,600	$2,998,300

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted homes sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s adjusted homes sales gross margin (a non-GAAP financial measure). Adjusted homes sales gross margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended January 31,
		2021	2020
	Revenues - homes sales	$1,410,704	$1,297,337
	Cost of revenues - home sales	1,121,793	1,033,122
	Home sales gross margin	288,911	264,215
Add:	Interest recognized in cost of revenues - home sales	33,325	32,774
	Inventory write-downs	1,267	1,031
	Adjusted homes sales gross margin	$323,503	$298,020

	Homes sales gross margin as a percentage of home sale revenues	20.5%	20.4%

	Adjusted home sales gross margin as a percentage of home sale revenues	22.9%	23.0%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected second quarter and full FY 2021 homes sales gross margin or a GAAP reconciliation for forward-looking adjusted homes sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the second quarter and full FY 2021. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our second quarter and full FY 2021 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		January 31, 2021	January 31, 2020	October 31, 2020
	Loans payable	$971,504	$1,277,183	$1,147,955
	Senior notes	2,652,162	2,660,352	2,661,718
	Mortgage company loan facility	112,619	97,653	148,611
	Total debt	3,736,285	4,035,188	3,958,284
	Total stockholders' equity	4,786,835	4,655,551	4,875,235
	Total capital	$8,523,120	$8,690,739	$8,833,519
	Ratio of debt-to-capital	43.8%	46.4%	44.8%

	Total debt	$3,736,285	$4,035,188	$3,958,284
Less:	Mortgage company loan facility	(112,619)	(97,653)	(148,611)
	Cash and cash equivalents	(949,696)	(519,793)	(1,370,944)
	Total net debt	2,673,970	3,417,742	2,438,729
	Total stockholders' equity	4,786,835	4,655,551	4,875,235
	Total net capital	$7,460,805	$8,073,293	$7,313,964
	Net debt-to-capital ratio	35.8%	42.3%	33.3%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
###